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                                                                    EXHIBIT 23.8



                        CONSENT OF INDEPENDENT AUDITORS

We have issued our report dated July 11, 1997, except for Notes 2 and 10 as to which the date is July 24, 1997, accompanying the combined financial statements of Cherry Communications Incorporated and Cherry Communications U.K. Limited for each of the two years in the period ended December 31, 1996 included in the Current Report on Form 8-K filed by World Access, Inc. on July 27, 1998, as amended by Amendment No. 1 thereto on Form 8-K/A filed by World Access, Inc. on September 4, 1998 and Amendment No. 2 thereto on Form 8-K/A filed by World Access, Inc. on September 25, 1998, which are incorporated by reference in this Registration Statement of World Access, Inc. on Form S-8 for World Access, Inc. 1998 Incentive Equity Plan. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


                                             /s/ GRANT THORNTON LLP

Chicago, Illinois
December 7, 1998